Exhibit 10.72.5

                                    AMENDMENT


         This Amendment is agreed to as of March 31, 2002 by and between Hydrocarbon Technologies, Inc., a New Jersey corporation ("HTI"), and Headwaters Incorporated, a Delaware corporation ("Headwaters"), and amends that Share Exchange Agreement made and entered into as of May 2, 2001 by and among HTI, Headwaters and certain former stockholders of HTI referred to as "Transferors" named therein (the "Exchange Agreement") and the Agreement and Plan of Reorganization dated as of May 2, 2001 by and among HTI, Headwaters and the "HTI Founders" named therein (the "Merger Agreement"). This Amendment is subject to approval by at least a majority in interest of all of the Transferors (the "Majority Approval").

                                    RECITALS:

         WHEREAS, the EBITDA-related Milestone under the Exchange Agreement has not been achieved as of December 31, 2001 and the Shenhua and PetroChina Milestones under the Exchange Agreement have not been satisfied as of March 31, 2002;

         WHEREAS, under the Exchange Agreement, the holders of a majority of the HTI Common Stock prior to the merger who constitute Transferors under the Exchange Agreement may amend the Exchange Agreement and the Merger Agreement together with Headwaters and HTI; and

         WHEREAS, the parties wish to provide to the Transferors a full and complete payment at this time of 60% of the First Contingent Payment under the Exchange Agreement and a release of his or her escrowed shares and cash, in exchange for full and complete settlement of all future Contingent Payments which could potentially be earned under the Exchange Agreement.

         NOW, THEREFORE, the undersigned agree hereto as follows:

         1. Amendment. Subject to the Majority Approval, Headwaters and HTI agree to the terms of the Amendment set forth in Exhibit A, which are incorporated by reference herein. The aggregate number of shares of Headwaters Common Stock and the amount of cash that the Transferors would receive as a result of the Amendment, including the payment of 60% of the First Contingent Payment and the escrowed amount, is set forth in Exhibit B. HTI agrees to solicit the approval of the Amendment by the Transferors pursuant to the Amendment. At Headwaters' discretion, the percentage of shares approval of the Transferors may be increased, but not to exceed the number of shares collectively held by the Representative and by a majority of interest of the remaining Transferors.

         2. Other. All other provisions of the Exchange Agreement and Merger Agreement shall remain in effect except as amended herein. All capitalized terms not otherwise defined herein have the meanings set forth in the Exchange Agreement or the Merger Agreement.

         3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the parties hereto agree as of the date first above written.

                                                  HEADWATERS INCORPORATED

                                                  By /s/ Kirk A. Benson
                                                    ----------------------------
                                                  Title CEO


                                                  HYDROCARBON TECHNOLOGIES, INC.

                                                  By /s/ Alfred G. Comolli
                                                    ----------------------------
                                                  Title President

                                    EXHIBIT A

                          Form of Transferor Amendment


                                    AMENDMENT

         This Amendment is agreed to by the undersigned former shareholder of Hydrocarbon Technologies, Inc., a New Jersey corporation ("HTI"), who is a "Transferor," pursuant to that Share Exchange Agreement made and entered into as of May 2, 2001 by and among HTI, Headwaters Incorporated, a Delaware corporation ("Headwaters"), and the Transferors (the "Exchange Agreement") and is an HTI Stockholder pursuant to the Agreement and Plan of Reorganization dated as of May 2, 2001 by and among HTI, Headwaters and the "HTI Founders" named therein (the "Merger Agreement"). This Amendment amends the Exchange Agreement, subject to approval by at least a majority in interest of all of the Transferors or such greater percentage as Headwaters may require, but not to exceed 80% (the "Majority Approval"). The undersigned's approval hereto is conditioned upon the fact that Headwaters and HTI have already agreed to this Amendment, subject to the Majority Approval.

                                    RECITALS:

         WHEREAS, the EBITDA-related Milestone under the Exchange Agreement has not been achieved as of December 31, 2001 and the Shenhua and PetroChina Milestones under the Exchange Agreement have not been achieved as of March 31, 2002;

         WHEREAS, under the Exchange Agreement, the holders of a majority of the HTI Common Stock prior to the merger who constitute Transferors under the Exchange Agreement may amend the Exchange Agreement together with Headwaters and HTI; and

         WHEREAS, the undersigned Transferor wishes to receive a full and complete payment at this time of 60% of the First Contingent Payment under the Exchange Agreement and a release of his or her escrowed shares and cash in exchange for full and complete settlement of all future Contingent Payments which could potentially be earned under the Exchange Agreement.

         NOW, THEREFORE, the undersigned agrees as follows:

         1. Contingent Payments. The Exchange Agreement is hereby amended (including the deletion in their entirety of Sections 1.3(c)(ii) and (iii) and Section 1.3(d) and the defined terms contained therein) such that all requirements relating to the Contingent Payments shall be satisfied in full upon
(a) the payment by Headwaters of an amount of cash and Headwaters Common Stock equal to 60% of the First Contingent Payment, and (b) immediate release of the cash and shares of Headwaters Common Stock currently held in escrow pursuant to the Exchange Agreement and the Merger Agreement (rather than the August 28, 2003 release date provided therein). The number of shares of Headwaters Common Stock and the amount of cash that the undersigned would receive as a result of the Amendment, including the payment of the First Contingent Payment and the escrowed amount, is set forth below. The undersigned acknowledges and agrees that the amounts paid at Closing, and the payments set forth below in connection with the escrow and the First Contingent Payment were adjusted from the Exchange Agreement calculations, as approved by a majority in interest of the Transferors, in order to decrease the amount of cash paid and increase the number of shares of Headwaters Common Stock paid and maintain the percentage required to maintain tax-free reorganization treatment of the transactions.

         2. Release From Liability.

         (a) Headwaters has acknowledged and agreed that all liabilities of the Transferors (except for those persons who were directors and officers of HTI at the Closing, whose liabilities are limited to his or her total Exchange Consideration, escrow amount and Contingent Payments earned, and except, for all Transferors, those liabilities in connection with any breach of Section 2.2 of the Merger Agreement relating to HTI's capital structure), are released at the time of the release of cash and shares of Headwaters Common Stock from escrow.

         (b) The undersigned agrees that the above determination of the Contingent Payments is final for all purposes under the Exchange Agreement and with Majority Approval will be made on behalf of all the Transferors and that, following such payment, none of the Transferors will have a claim pursuant to the Exchange Agreement, Merger Agreement or any other provision of any other agreement relating to Contingent Payments or the escrow amount. The undersigned acknowledges and agrees that Headwaters has not taken any action which impaired achievement of the Milestones by HTI or materially modified or altered the business plan or operations of HTI. In consideration of the payments set forth above, Transferor voluntarily, knowingly and willingly releases and forever discharges Headwaters, HTI, their predecessors, subsidiaries and affiliates, together with each of those entities' respective officers, directors, partners, shareholders, employees and agents, from any and all claims and rights of any nature whatsoever which Transferor (including his or her heirs and assigns) now has or in the future may have against them to the date of this Amendment relating to payments owed under the Exchange Agreement.

         3. Information Provided. The undersigned hereby acknowledges and agrees that he or she has been advised about the matters set forth on Exhibit A and has been furnished or given all financial and other information regarding HTI as the undersigned has deemed necessary for the full and complete evaluation of whether to enter into this Amendment, including the assessment of the likelihood of future achievement of a portion of the First Contingent Payment and all or a portion of the Second Contingent Payment.

         4. No Liability of Representative. The undersigned reaffirms the agreement in the Exchange Agreement that the individuals constituting the Representative of the Transferors (Alfred Comolli, David Tanner and L.K. (Theo)
Lee) will not be liable for any act done or omitted as Representative under the Exchange Agreement while acting in good faith and such act is not an act of willful misconduct in the performance of his obligations, and in addition agrees that the persons above constituting the Representative shall have no liability, and the undersigned shall take no legal actions against them, with respect to their actions in negotiating the Amendment on behalf of the Transferors or in agreeing to the Amendment as Transferors.

         5. Other. All other provisions of the Exchange Agreement and Merger Agreement shall remain in effect except as amended herein. All capitalized terms not otherwise defined herein have the meanings set forth in the Exchange Agreement. HTI and Headwaters and their directors, officers, shareholders and employees may rely on this Amendment for all purposes.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

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

         The undersigned agrees as the date below.

TRANSFEROR

______________________________________________________________

Printed Name _________________________________________________

Address:______________________________________________________

______________________________________________________________


Dated:______________________________________


Number of shares of Headwaters Common Stock and cash to be received if this Amendment receives Majority Approval:

First Contingent Payment: __________ shares $ ________ cash

Release from Escrow: __________ shares $ ________ cash

                                    EXHIBIT A

         In addition to any information provided by HTI and Headwaters representatives, the undersigned has been advised of the following. The undersigned may request any other information required to make a decision to enter into the Amendment.

         1. Possibility of Earning the Contingent Payments. HTI's 2001 Actual EBITDA (earnings before interest, tax, depreciation and amortization) was less than 80% of the required 2001 Projected EBITDA of $3,670,000, so no EBITDA-related First Contingent Payment can be earned under the Exchange Agreement.

         The Exchange Agreement provides that if both the Shenhua or PetroChina agreement are signed by March 31, 2003, 50% of the First Contingent Payment could be earned. However, the Exchange Agreement provides that the Shenhua agreement must contain terms "that can reasonably be expected to result in license revenues consistent with the Business Plan agreed to by HTI and Headwaters." The current form of Shenhua agreement being negotiated provides for terms which may not satisfy the test set forth in the Exchange Agreement.

         To earn all of the Second Contingent Payment (equal in amount of cash and Headwaters Common Stock to the First Contingent Payment), 2002 Actual EBITDA must equal or exceed $3,362,000. HTI's EBITDA for the first two months of 2002 was a loss of $ 870,000, and the expected loss for March is in excess of $500,000. The Exchange Agreement provides that part of the Second Contingent Payment may be earned on a sliding scale to the extent that 2002 Actual EBITDA exceeds $2,689,600 (80% of the required 2002 Projected EBITDA of $3,362,000). For example, if 2002 Actual EBITDA is $2,689,600 or less, then the Second Contingent Payment will be zero; if $2,857,700 (85%), the amount earned will be 25% of the Second Contingent Payment; if $3,025,800 (90%), the amount earned will be 50% of the Second Contingent Payment; if $3,193,900 (95%), the amount earned will be 75% of the Second Contingent Payment. To meet any of the above tests, the loss for the first quarter will need to be made up from 2002 revenues.

         2. Escrow Issues. The Escrow Agreement provides that Headwaters Common Stock and cash in escrow will be held until August 28, 2003, the second year anniversary of the closing of the Exchange Agreement and the Merger Agreement. No claims against the escrow have been made to date.

         3. Arrangements with HTI Management. HTI and Headwaters have determined that, subject to the restructuring of the Exchange Agreement under the Amendment, Al Comolli and David Tanner will be terminated from employment, and Theo Lee will be CEO of HTI. Under their Employment Agreements, each would be eligible for severance in the amount of their salary through September 2003. However, each of Comolli and Tanner have agreed to give up their severance; Tanner will provide consulting services for a period of time. Comolli and Tanner will also receive reimbursement for payments for their health benefits through September 2003, as required by their employment agreements. Each of Comolli, Tanner and Lee will be indemnified by Headwaters in connection with their activities in negotiating this Amendment, in addition to the indemnification rights they currently have under their employment arrangements and the bylaws and charters of HTI and Headwaters and applicable law.

                                    EXHIBIT B
                                List of Payments